AMCAP Fund, Inc.
333 S. Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200 Fax (213) 486-9455

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$0
Class B	$0
Class C	$0
Class F1	$0
Class F2	$0
Total	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Total	$0

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0
Class B	$0
Class C	$0
Class F1	$0
Class F2	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	899,080
Class B	56,186
Class C	83,033
Class F1	123,180
Class F2	481
Total	1,161,960
Class 529-A	27,247
Class 529-B	4,907
Class 529-C	8,458
Class 529-E	1,562
Class 529-F	1,117
Class R-1	2,420
Class R-2	23,942
Class R-3	38,436
Class R-4	23,874
Class R-5	55,186
Total	187,149

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$16.95
Class B	$16.26
Class C	$16.14
Class F1	$16.86
Class F2	$16.95
Class 529-A	$16.90
Class 529-B	$16.30
Class 529-C	$16.31
Class 529-E	$16.72
Class 529-F	$16.92
Class R-1	$16.45
Class R-2	$16.43
Class R-3	$16.73
Class R-4	$16.88
Class R-5	$17.02